Exhibit 32.2. Certificate of the Chief Financial Officer

Certification of the Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northeast Bancorp. (the "Company") on Form 10-Q for the quarterly period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert S. Johnson, as Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

A signed original of this written statement has been provided to Northeast Bancorp and will be retained by Northeast Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

May 11, 2007	/s/ Robert S. Johnson
Robert S. Johnson
Chief Financial Officer